As filed with the Securities and Exchange Commission on April 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	9112 Spectrum Center Boulevard San Diego, California 92123 (858) 571-5555	95-3535285
(State of other jurisdiction of Incorporation or Organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Eric L. Kelly

President and Chief Executive Officer

9112 Spectrum Center Boulevard

San Diego, California 92123

(858) 571-5555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Warren T. Lazarow, Esq.

Paul L. Sieben, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

(650) 473-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value per share	12,564,212 (2)	$2.5295	$31,781,174	$3,690

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional shares of common stock that become issuable as a result of stock dividends, stock splits and similar transactions effected without receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $2.579 and low $2.48 sales prices of the registrant’s common stock on The NASDAQ Capital Market on April 13, 2011. The registrant is not selling any shares of common stock in this offering and, therefore, will not receive any proceeds from this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2011

PROSPECTUS

12,564,212 Shares of Common Stock

This prospectus relates to the resale or other disposition by certain selling shareholders identified in this prospectus, or their transferees, of up to an aggregate of (i) 8,653,045 outstanding shares of common stock and (ii) 3,911,167 shares of common stock issuable upon the exercise of outstanding warrants. The shares of common stock and warrants exercisable to purchase up to 3,807,331 shares of common were issued and sold to certain selling shareholders pursuant to a Purchase Agreement, dated as of March 16, 2011, between the Company and the selling shareholders party thereto, or the Purchase Agreement. The remaining warrants to purchase up to 103,836 shares of common stock represent a portion of the warrants initially issued to the placement agent as partial compensation for its services in connection with the transactions contemplated by the Purchase Agreement that were subsequently transferred to certain selling shareholders identified in this prospectus.

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered hereby. However, we will receive the exercise price of any warrants exercised for cash.

Our common stock is traded on The NASDAQ Capital Market under the symbol “OVRL”. On April 14, 2011, the last reported sale price for our common stock on The NASDAQ Capital Market was $2.45 per share.

We will pay the expenses related to the registration of the shares of common stock covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 7 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully because these documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries, and references to “selling shareholders” refer to those shareholders listed herein under “Selling Shareholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of this offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for our fiscal year ended June 27, 2010, filed with the SEC on September 24, 2010, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on October 25, 2010;

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended October 3, 2010, filed with the SEC on November 12, 2010;

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended January 2, 2011, filed with the SEC on February 16, 2011;

•

our Current Reports on Form 8-K, filed with the SEC on November 17, 2010 (Items 1.01 and 9.01 only), November 22, 2010, December 28, 2010, January 21, 2011, March 22, 2011 (Items 1.01, 3.02, 3.03 and 9.01 only), April 12, 2011 and April 14, 2011;

•

the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including, without limitation, Amendment No. 1 to Form 8-A, filed with the SEC on March 22, 2011.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Investor Relations

(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. These forward-looking statements relate to future events, plans, expectations and objectives regarding our business, financial condition and performance, and results of operations. In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “forecast,” “anticipate,” “continue,” “assumption” or the negative of these terms or variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those factors referred to under the caption “Risk Factors” on page 6 and the risk factors incorporated by reference into this prospectus as described in that section, and in the documents we incorporate into this prospectus or any prospectus supplement by reference and which may be included in any accompanying prospectus supplement.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-OEM accounts receivable financing arrangements; our ability to generate cash from operations or raise outside capital to service and repay debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; our ability to fund our operations; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or any prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, corporate departments and small and medium businesses, or SMBs, to anticipate and respond to change. Whether an organization’s data is distributed around the corner or across continents, our solutions tie it all together for easy and cost-effective management of different tiers of information over time. We enable companies to expend fewer resources on information technology allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for moving and storing data throughout the organization and during the entire data lifecycle. Our Snap Server® product is a complete line of network attached storage and storage area network solutions designed to ensure primary and secondary data is accessible and protected regardless of its location. Our Snap Server® solutions are available with backup, replication and mirroring software in fixed capacity or highly scalable configurations. These solutions provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. Our NEO SERIES® and REO SERIES® of virtual tape libraries, tape backup and archive systems are designed to meet the need for cost-effective, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development and many others.

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 9112 Spectrum Center Boulevard, San Diego, California 92123 and our main telephone number is (858) 571-5555. Our Internet address is http://www.overlandstorage.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

Recent Developments

Financing

On March 16, 2011, we entered into a Purchase Agreement, or the Purchase Agreement, with certain investors party thereto, or the Investors, pursuant to which we agreed to issue to the Investors in a private placement shares of common stock of no par value per share and warrants exercisable to purchase shares of common stock, or the Warrants, for an aggregate offering price of approximately $15.4 million, or the Offering. The purchase price for one share of common Stock and a warrant to purchase 0.44 shares of common stock was $1.765. On March 21, 2011, we closed the Offering and issued and sold to the Investors an aggregate of 8,653,045 shares of common stock and Warrants initially exercisable to purchase up to 3,807,331 shares of common stock, for an aggregate offering price of approximately $15.3 million.

Each Warrant has an initial exercise price of $1.71 per share of Common Stock. The Warrants are immediately exercisable and have a five year term.

In connection with the Offering and as partial compensation for the services of Roth Capital Partners, LLC, as placement agent, or the Placement Agent, we issued to the Placement Agent warrants initially exercisable to purchase up to 259,591 shares of Common Stock at an exercise price of $1.71 per share of Common Stock and otherwise on terms substantially the same as the Warrants, or the Placement Agent Warrants. The Placement Agent subsequently transferred a portion of the Placement Agent Warrants to certain selling shareholders identified in this prospectus.

We also entered into a Registration Rights Agreement, or the Registration Rights Agreement, dated as of March 21, 2011 with the Investors and the Placement Agent. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC within 30 days of closing the Offering, or the Filing Deadline, to register the resale of the shares of common stock issued in the Offering and issuable upon exercise of the Warrants and the Placement Agent Warrants described below. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. We have agreed to register with the SEC the shares of common stock issued in the Offering and issuable upon exercise of the Warrants and the Placement Agent Warrants for resale. The Placement Agent has elected to not include the shares of common stock issuable upon exercise of the Placement Agent Warrants that it still holds in the registration statement of which this prospectus forms a part. In addition, subject to certain limited exceptions, if the registration statement is not declared effective by the SEC within 120 days of the closing of the Offering (or earlier in certain circumstances) or if we do not meet certain other obligations set forth in the Registration Rights Agreement, we will be required to pay liquidated damages in an amount equal to 2.0% of the aggregate amount invested by each selling shareholder for each 30-day period (or a pro rata portion thereof) during which we are not in compliance with the terms of the Registration Rights Agreement.

The above descriptions of the Purchase Agreement, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 10.1, 4.1 and 4.2, respectively, to our Current Report on Form 8-K filed with the SEC on March 22, 2011, and the above description is qualified in its entirety by reference to these documents.

The shares of common stock, the Warrants and the Placement Agent Warrants, and the shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants, were offered and sold by us pursuant to an exemption from the registration requirements of the Securities Act set forth in Regulation D promulgated thereunder.

The Offering

Common stock offered by the selling shareholders:	12,564,212 shares

Common stock to be outstanding after the offering:	27,051,301 (1)

Nasdaq Capital Market symbol:	OVRL

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. However, we will receive the exercise price of any Warrants and Placement Agent Warrants exercised for cash.

Risk factors:	See “Risk Factors” beginning on page 6 and the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision

(1)	The number of shares of common stock shown to be outstanding is based on the number of shares of common stock outstanding as of April 8, 2011, and does not include shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants, or reserved for issuance upon the exercise of other outstanding warrants or options granted or available under our equity compensation plans.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Our stock price has been volatile and your investment in our common stock could decrease in value.

There has been significant volatility in the market price and trading volume of equity securities, in many cases unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of our common stock. You may not be able to resell your shares of common stock at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock, other comparable companies or our industry generally.

Future sales of our common stock could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of shares of our common stock and our ability to raise capital. We may issue additional shares of common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

On March 21, 2011, we closed the Offering and issued 8,653,045 shares of common stock, Warrants initially exercisable to purchase up to 3,807,331 shares of common stock, and Placement Agent Warrants initially exercisable to purchase up to 259,591 shares of common stock. The Placement Agent subsequently transferred a portion of the Placement Agent Warrants to third parties. We have agreed to register with the SEC the shares of common stock issued in the Offering and issuable upon exercise of the Warrants and the Placement Agent Warrants for resale. The Placement Agent has elected to not include the shares of common stock issuable upon exercise of the Placement Agent Warrants that it still holds in the registration statement of which this prospectus forms a part. Upon the effectiveness of the registration statement of which this prospectus forms a part, an aggregate of 12,564,212 shares of common stock issued in the Offering and issuable upon exercise of the Warrants and a portion of the Placement Agent Warrants may be freely sold in the open market. The sale of a significant amount of these shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with the Offering, we entered into the Registration Rights Agreement. Under the terms of the Registration Rights Agreement, subject to certain limited exceptions, if the registration statement of which this prospectus forms a part has not been declared effective within the time periods specified in the Registration Rights Agreement or we otherwise fail to comply with certain provisions set forth in the Registration Rights Agreement, then we will be required to pay the investors, as liquidated damages, 2.0% of the amount invested for each 30-day period (or a pro rata portion thereof) during which such failure continues until the shares are sold or can be sold without restriction under Rule 144. There can be no assurance that the registration statement of which this prospectus forms a part will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate that any cash dividends will be paid on the common stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. However, we will receive the exercise price of any Warrants and a portion of the Placement Agent Warrants exercised for cash. To the extent that we receive cash upon exercise of any Warrants and a portion of the Placement Agent Warrants, we expect to use that cash for general corporate purposes.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 12,564,212 shares of common stock issued in the Offering or issuable upon exercise of the Warrants and a portion of the Placement Agent Warrants. The table below presents information regarding the selling shareholders, the shares of common stock beneficially owned prior to the Offering and the shares of common stock that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the shares of common stock covered hereby. The selling shareholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling shareholders.

	Beneficial Ownership (1)
Name of Selling Shareholder (2)	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered Hereby (3)	Number of Shares Beneficially Owned After this Offering	Percent of Class
Clinton Magnolia Master Fund, Ltd. (4)	—	4,079,319	—	*
Pinnacle Family Office Investments L.P. (5)	—	1,137,600	—	*
Southwell Partners, L.P. (6)	—	1,137,600	—	*
Lagunitas Partners LP (7)	394,600	648,000	394,600	1.5
Jon D & Linda W Gruber Trust DTD 07/04/04 (8)	165,600	360,000	165,600	*
Columbus Capital Partners, L.P. (9)	109,300	771,120	109,300	*
Columbus Capital Offshore Fund, Ltd. (9)	831,000	92,880	831,000	3.1
Connective Capital I Master Fund, Ltd.	42,392	411,364	42,392	*
Connective Capital II Cayman Master, Ltd.	26,029	404,497	26,029	*
Precept Capital Master Fund, GP (10)	—	489,517	—	*
Tiburon Opportunity Fund (11)	—	432,000	—	*
Pergament Multi-Strategy Opportunities, LP (12)	—	407,931	—	*
Crossfieds Fund I LP (13)	—	407,931	—	*
Cypress Capital Management, LP	—	473,760	—	*
Habari Trading, LLC	—	64,656	—	*
Douglas A. George	—	244,758	—	*
Porter Partners, L.P.	—	208,044	—	*
EDJ Limited	—	36,712	—	*
Rockmore Investment Master Fund Ltd. (14)	—	203,965	—	*
Kingsbrook Opportunities Master Fund LP (15)	267,333	203,965	267,333	*
Iroquois Master Fund Ltd.	—	203,965	—	*
The Griffin Fund, L.P.	—	40,792	—	*
The Benchmark Company, LLC (16)(17)	—	31,150	—	*
Anthony DaCosta (17)	—	52,686	—	*
Michael Anthony Halperin (17)	—	10,000	—	*
Jeffrey Richard Marshall (17)	—	7,500	—	*
Gary Stephen Hobbib (17)	—	2,500	—	*

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire shares of common stock within 60 days of April 8, 2011. Percentage ownership is based on 22,984,379 shares of common stock issued and outstanding as of April 8, 2011, assuming full exercise of all Warrants and Placement Agent Warrants to purchase an aggregate of 4,066,922 shares of common stock.
(2)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholders and certain of our records.
(3)	All 12,564,212 shares of common stock offered pursuant to this prospectus were acquired in the Offering or are issuable upon exercise of the Warrants and a portion of the Placement Agent Warrants.
(4)	Clinton Group, Inc., or CGI, is the investment manager of Clinton Magnolia Master Fund, Ltd., or CMAG, and consequently has voting control and investment discretion over securities held by CMAG. CGI and George Hall, as chief investment officer and president of CGI, may be deemed to beneficially own any securities owned by CGI and CMAG. Each of CGI and Mr. Hall disclaim beneficial ownership of these securities. Pursuant to the terms of the Purchase Agreement, we agreed to nominate Mr. Joseph A. De Perio, as representative of CGI, to our board of directors. On April 6, 2011, Mr. De Perio was elected to our board of directors.
(5)	Pinnacle Family Office, L.L.C., or Pinnacle Office, is the general partner of Pinnacle Office Investments, L.P., or Pinnacle Investments. Pinnacle Office and Barry M. Kitt, as manager of Pinnacle Office, share voting and investment power over these securities.
(6)	Mr. Wilson S. Jaeggli has voting and investment power over these securities.
(7)	Gruber & McBaine Capital Management, or G&M, is the general partner of Lagunitas Partners, LP. Mr. Jon D. Gruber and Mr. J. Patterson McBaine, as managers of G&M, share voting and investment power over these securities.
(8)	Mr. Jon D. and Mrs. Linda W. Gruber share voting and investment power over these securities.
(9)	Mr. Matthew D. Ockner has voting and investment power over these securities.
(10)	Mr. D. Blair Baker has voting and investment power over these securities.
(11)	Mr. Peter Bortel has voting and investment power over these securities.
(12)	Mr. Arthur Pergament and Mr. Steven Brown share voting and investment power over these securities.
(13)	Mr. Philip Summe has voting and investment power over these securities.
(14)	Rockmore Capital, LLC, or Rockmore Capital, serves as the investment manager to Rockmore Investment Master Fund Ltd., or Rockmore Master Fund, and in such capacity has investment discretion to vote and dispose of these securities. Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of Rockmore Master Fund and may be deemed to have investment discretion over these securities. Each of Rockmore Capital and Messrs. Bernstein and Daly disclaims beneficial ownership of these securities.
(15)	Kingsbrook Partners LP, or Kingsbrook Partners, is the investment manager of Kingsbrook Opportunities Master Fund LP, or Kingsbrook Opportunities, and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC, or Opportunities GP, is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC, or GP LLC, is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Mr. Ari J. Storch, Mr. Adam J. Chill and Mr. Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and, as a result, may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaims beneficial ownership of these securities.
(16)	The Benchmark Company, LLC is a registered broker-dealer. Mr. Adam Gordon and Mr. Richard Messina share voting and investment power over these securities.
(17)	Represents shares of common stock that may be acquired upon exercise of a portion of the Placement Agent Warrants transferred to the selling shareholder by the Placement Agent.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued in the Offering and issuable upon exercise of the Warrants and a portion of the Placement Agent Warrants to permit the resale of the shares of common stock by the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. However, we will receive the exercise price of any Warrants and Placement Agent Warrants exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of common Stock.

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants and the Placement Agent Warrants in cash, however, we will receive the exercise price of the Warrants and the Placement Agent Warrants.

The selling shareholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by O’Melveny & Myers LLP, Menlo Park, California.

EXPERTS

The financial statements as of June 28, 2009 and for each of the two years in the period ended June 28, 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 27, 2010 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements included in the Annual Report on Form 10-K for the year ended June 28, 2009) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Moss Adams LLP, an independent registered public accounting firm, has audited our consolidated financial statements at June 27, 2010 and for the year ended June 27, 2010 included in our Annual Report on Form 10-K for the year ended June 27, 2010, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the shares of common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$3,690
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Miscellaneous expenses	3,810

Total	$42,500

Item 15.	Indemnification of Directors and Officers

California Incorporation

Section 317 of the California General Corporation Law, or the CGCL, provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The registrant’s articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

The registrant maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the registrant against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The registrant pays the premiums for such insurance.

Pursuant to separate indemnification agreements with the registrant, each executive officer and director of the registrant is indemnified against all liabilities relating to his or her position as an executive officer or director of the registrant, to the fullest extent permitted under applicable law.

The registrant may also enter into indemnification agreements with underwriters or agents providing that the underwriters or agents, as applicable, have to indemnify and hold harmless the registrant, its directors, each officer who signed the registration statement and any person who controls the registrant within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.

Item	16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

4.1	Form of Purchase Agreement (incorporated by reference to the Company’s Form 8-K filed with the SEC on March 22, 2011).

4.2	Form of Common Stock Certificate (incorporated by reference to the Company’s Form 10-K filed with the SEC on September 27, 2002).

4.3	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Form 8-K filed with the SEC on March 22, 2011).

4.4	Form of Registration Rights Agreement (incorporated by reference to the Company’s Form 8-K filed with the SEC on March 22, 2011).

4.5	Shareholder Rights Agreement, dated August 22, 2005, between Overland Storage, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to the Company’s Form 8-K filed August 26, 2005).

4.6	Amendment No. 1 to Shareholder Rights Agreement, dated March 21, 2011, between Overland Storage, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to the Company’s Form 8-K filed with the SEC on March 22, 2011).

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Registration Statement hereto).

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 15th day of April, 2011.

OVERLAND STORAGE, INC.

By:	/s/ ERIC L. KELLY
Eric L. Kelly
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Eric L. Kelly and Kurt L. Kalbfleisch, jointly and severally, as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ ERIC L. KELLY Eric L. Kelly	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2011

/s/ KURT L. KALBFLEISCH Kurt L. Kalbfleisch	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2011

/s/ ROBERT A. DEGAN Robert A. Degan	Director	April 15, 2011

/s/ NORA DENZEL Nora Denzel	Director	April 15, 2011

/s/ SCOTT MCCLENDON Scott McClendon	Chairman of the Board	April 15, 2011

/s/ SHMUEL SHOTTAN Shmuel Shottan	Director	April 15, 2011

/s/ JOSEPH A. DE PERIO Joseph A. De Perio	Director	April 15, 2011

EXHIBIT INDEX

Number	Description

4.1	Form of Purchase Agreement (incorporated by reference to the Company’s Form 8-K filed with the SEC on March 22, 2011).

4.2	Form of Common Stock Certificate (incorporated by reference to the Company’s Form 10-K filed with the SEC on September 27, 2002).

4.3	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Form 8-K filed with the SEC on March 22, 2011).

4.4	Form of Registration Rights Agreement (incorporated by reference to the Company’s Form 8-K filed with the SEC on March 22, 2011).

4.5	Shareholder Rights Agreement, dated August 22, 2005, between Overland Storage, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to the Company’s Form 8-K filed August 26, 2005).

4.6	Amendment No. 1 to Shareholder Rights Agreement, dated March 21, 2011, between Overland Storage, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to the Company’s Form 8-K filed with the SEC on March 22, 2011).

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Registration Statement hereto).